Exhibit 99.1

Intelligent Bio Solutions Completes Interference Study Examining the Impact of Everyday Substances on Intelligent Fingerprinting System

The Company remains on track to submit its 510(k) package in calendar H2 2026, working toward planned entry into the multi-billion-dollar U.S. drug screening market

NEW YORK, August 03, 2026 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the completion of its Interference Study for the Intelligent Fingerprinting Drug Screening System. The study supports the Company’s FDA 510(k) submission for U.S. market clearance for detection of the opiate codeine.

The study, conducted with CenExel Clinical Research, Inc. and following FDA guidance and ICH GCP (International Council for Harmonisation Good Clinical Practice) Guidelines, was designed to evaluate whether a range of external contaminants and substances commonly encountered in daily life and workplace environments affect the accuracy and reliability of the Intelligent Fingerprinting Drug Screening System. These included hand creams, alcohol-based products, oils, dirt, and water. The objective of the study was to demonstrate that the presence of these substances on a donor’s fingertip does not impact test results. The protocol assessed the system’s ability to maintain codeine specificity across multiple collection time points. Data analysis is underway, with independent verification of results via liquid chromatography-tandem mass spectrometry (“LC-MS/MS”) analysis.

“Our system is designed to be used in the field, not a laboratory, so it needs to perform under the kinds of conditions that field use involves,” said Peter Passaris, Vice President of Product Development. “This study was designed to stress-test that performance, and its completion keeps us on track as we move into the data analysis phase.”

“Completing the Interference Study is another important step in assembling a rigorous and comprehensive FDA 510(k) submission package,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “We are building a body of evidence that we believe demonstrates the accuracy, reliability, and suitability of our system for the U.S. market.”

The Interference Study is part of a comprehensive program that included a clinical Cut-off Study, Method Comparison Study, precision testing, and penetration testing, which together address the safety, accuracy, usability, specificity, and precision requirements of the Company’s FDA 510(k) submission. The Company remains on track to submit its 510(k) package in calendar H2 2026, as it works toward planned entry into the multi-billion-dollar U.S. drug screening market.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements regarding Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefits from its partnerships and collaborations, secure regulatory clearance or approvals, and timelines to enter the U.S. market, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may differ materially from those expressed or implied by such statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” and “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those described in Intelligent Bio Solutions’ public filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the date of this release. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.
info@ibs.inc

Investor & Media Contact

Valter Pinto, Managing Director
KCSA Strategic Communications
PH: (212) 896-1254
INBS@kcsa.com